Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into by and between Nadine Duchemin- Leslie (“Executive”), and Middlesex Water Company, a corporation organized and existing under the laws of the State of New Jersey (the “Company”) as of the 1st day of March, 2024.

WHEREAS, the Board of Directors of Company (“Board of Directors or Board”) wishes to enter into an Employment Agreement to employ Executive to serve as President and Chief Executive Officer (“CEO”) of the Company on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

1.       Employment and Term. Executive hereby agrees to continue to serve as President and CEO from March 1, 2024 (the “Commencement Date”) through December 31, 2030 (the “Term”), and the Company hereby employs Executive as President and CEO pursuant to the terms of this Agreement. By executing this Agreement, the Company confirms that the Board of Directors has approved this Agreement. This Agreement shall terminate at the end of the Term, unless terminated earlier as provided in this Agreement.

2.       Duties. During the Term, Executive will have the titles of President and CEO. Executive shall report exclusively to, and receive instructions from, the Board of Directors and shall have such duties and responsibilities customary for the positions of President and CEO of publicly traded companies similarly situated. While serving as President and CEO, Executive shall have full authority and discretion relating to the general and day-to-day management of the affairs of the Company. Compensation matters relative to executive Officers of the Company other than Executive shall be recommended by Executive to the Compensation Committee of the Board of Directors (the “Compensation Committee”) for final approval by the Board of Directors. The authority and responsibility of the President and CEO includes, but is not limited to, personnel and compensation matters (other than such matters that relate to the Executive), operating and capital budgeting, operations, financial management, intellectual property, investor relations, retention of professionals and strategic planning and implementation. Executive will be the most senior executive Officer of the Company and all other executives and businesses of the Company will report to Executive or Executive’s designee. The foregoing language shall not be construed to limit the duties and responsibilities of the Board of Directors, as described in the Company’s Articles of Incorporation, Bylaws, and corporate governance guidelines. If, or when, Executive may serve as a member of the Board of Directors, such role shall include no additional compensation and shall include such duties as set forth in the Bylaws and any corporate governance policies, procedures or guidelines.

3.       Other Business Activities. Executive shall serve the Company faithfully and shall devote reasonable best efforts and substantially all business time, attention, skill and efforts to the performance of the duties required by, or appropriate for, the position of President and CEO. In furtherance of the foregoing, and not by way of limitation, for so long as Executive remains President and CEO, Executive shall not directly or indirectly engage in any other business, except for those businesses arising from positions held as of the date hereof, as set forth on Appendix A of this Agreement or, such other activities as would not materially interfere with Executive’s ability to carry out the duties under this Agreement. Notwithstanding the foregoing, Executive shall be permitted to engage in activities in connection with (i) service as a volunteer, officer or director or in a similar capacity of any charitable, trade or civic organization; (ii) serving as a director, executor, trustee or in another similar fiduciary capacity for a non-commercial entity; or (iii) serving as a director of a business organization; provided, however, that Executive has disclosed the intention to engage in such activities to the Board of Directors and the Board of Directors concludes that such activities do not materially interfere with Executive’s performance of the responsibilities and obligations pursuant to this Agreement.

4.       Base Salary. The Company shall pay Executive an initial annual base salary (the “Base Salary”) of$ 725,000, payable pursuant to the Company’s normal payroll practices. The Base Salary shall be inclusive of all applicable income, Social Security and other taxes and charges which are required by law or requested to be withheld by Executive, and which shall be withheld and paid in accordance with Company’s normal payroll practices as in effect from time to time for its similarly situated executives. The Compensation Committee, in consultation with Executive, shall periodically review Executive’s Base Salary during the Term, at least annually, for changes based on Executive’s performance and other factors deemed relevant by the Compensation Committee.

5.       Annual Short-Term Incentive Compensation. During the Term of this Agreement, Executive shall be eligible for annual cash incentive compensation based on performance criteria developed and evaluated by the Compensation Committee of the Board of Directors in consultation with Executive. The target annual cash incentive compensation shall be 50% of Executive’s Base Salary (“Bonus”)), initially $362,500.

6.       Annual Long-Term Equity Incentive. During the Term of this Agreement, Executive shall be eligible for annual equity-based long-term incentive compensation under any long-term incentive compensation programs in effect from time-to-time, as determined by the Board of Directors, based on performance criteria developed and evaluated by the Compensation Committee of the Board of Directors in consultation with Executive. The target annual equity grant shall be 50% of Executive’s Base Salary, initially $362,500.

7.       Supplemental Equity Grant. As of the effective date of this agreement, Executive shall be awarded shares of Middlesex Water Company common stock having a market value of $250,000, based on the most recent closing stock price. On March 1, 2025, Executive shall be awarded additional shares of Middlesex Water Company common stock, based on overall satisfactory performance as determined by the Board of Directors, having a market value of $250,000, and based on the closing stock price on February 28, 2025. On March 1, 2026, Executive shall be awarded additional shares of Middlesex Water Company common stock, based on overall satisfactory performance as determined by the Board of Directors, having a market value of $250,000, and based on the closing stock price on February 27, 2026. Such shares shall be awarded under the Company’s 2018 Restricted Stock Plan. As such shares are unregistered, they will be initially deposited with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. and will bear a restricted legend. The shares shall fully vest one day subsequent to award. Any subsequent transfer or disposition of the shares is subject to Rule 144(a) of the Securities Act of 1933, as amended.

8.       Other Benefits. Nothing in this Agreement shall preclude Executive’s participation in standard Company benefit plans or programs generally available to all employees. The level of those and any other benefits shall be at least as favorable as those provided to all other executives generally.

9.       Payments Upon Termination of Employment.

(a)       If the Company terminates Executive’s employment and this Agreement for Cause, or if Executive terminates Executive’s employment without Good Reason or without Change In Control (CIC) Good Reason, where such terms are defined in Section 10 below or, Executive’s employment is terminated due to death or Disability, Executive shall receive (or Executive’s estate in the event of death) any accrued but unpaid Base Salary under this Agreement. Such payment shall be made in a lump sum and paid in connection with the payroll period in which the termination date arises.

(b)       If the Company terminates Executive’s employment and this Agreement without Cause or if Executive terminates Executive’s employment for Good Reason, Executive shall receive any accrued but unpaid Base Salary pursuant to the Company’s payroll practice, 50% of the annual target Bonus and 50% of the annual target long-term equity incentive under this Agreement, all in a lump sum cash payment, within thirty (30) days of the effective date of the release referenced in clause (f) of this Section 9. Executive shall also receive (i) an amount equal to twenty (24) months of the Consolidated Omnibus Budget Reconciliation Act (COBRA) rate in effect at the Executive’s termination of employment (Severance Benefits”). Such severance payments shall be made consistent with the Company’s payroll practice during the period which begins on the effective date of the release described in clause (f) of this Section 9 and continuing for the period for which the restrictive covenants continue under Section 11 of this Agreement, and the remainder in a lump sum, with such lump sum payment to be paid on the thirtieth day following the date the restrictive covenants period ends.

(c)       If the Company does not renew Executive’s employment upon expiration of the Term, Executive shall receive any accrued but unpaid Base Salary pursuant to the Company’s payroll practice, any earned but unpaid Short-Term Incentive Compensation and any earned but unpaid Long-Term Incentive Compensation, all in the form of a lump sum cash payment, within thirty (30) days of the effective date of the release referenced in clause (f) of this Section 9. To the extent any unpaid incentive compensation may be due to Executive, the extent to which any such incentive compensation is determined to be earned is at the sole discretion of the Board of Directors. In addition, any unvested restricted common stock previously awarded but held by the company in escrow, shall immediately vest and therefore, any restrictions shall lapse, and the common stock shall be released to Executive, subject to execution of the release described in clause (f) of this Section 9.

(d)       If during a Change in Control (CIC) Period, as defined in a separately executed Change In Control Agreement, the Company terminates Executive’s employment and this Agreement without Cause or, if Executive terminates Executive’s employment for CIC Good Reason, as defined in the separately executed Change In Control Agreement, Executive shall receive all amounts due and owing in accordance with the provisions of such Change in Control Agreement and the Company shall have no further obligations to Executive under this Agreement.

(e)       For the avoidance of doubt, if Executive receives CIC Severance Benefits under clause (d) of this Section 9, Executive shall not be entitled to receive Severance Benefits or other benefits under this Agreement. The Company does not intend for Executive to be eligible for any duplicate payments upon termination of employment.

(f)       For the avoidance of doubt, the payment of Severance Benefits or CIC Severance Benefits under this Agreement shall be conditioned upon Executive executing a general release of all claims in a form provided by the Company containing customary terms and conditions, and not revoking such release during the seven (7) day period following Executive’s execution.

10.       Defined Terms. For purposes of this Agreement:

(a)       “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b- 2 of the General Rules and Regulations under the Securities & Exchange Act.

(b)       “Beneficial Owner” A Person shall be deemed a “Beneficial Owner” of any securities: (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities & Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

(c)       “Cause” shall mean that the Board reasonably determines that Executive engaged in: (i) fraud, misappropriation, embezzlement or willful misconduct by Executive; (ii) willful failure by Executive to perform any duties after a written notification by the Board which identifies such failure and permits thirty (30) days to rectify such failure; (iii) Executive being convicted of a felony, or any crime or offense involving the Company; (iv) pleading guilty or nolo contendere or being convicted of any other criminal act, not including traffic offenses; (v) failure to follow the lawful directions of the Board which, if curable in the judgement of the Board, is not cured within thirty (30) days after Executive’s receipt of written notice of his failure to follow such lawful directions; (vi) a material breach of this Agreement; which is not cured within ten (10) days after Executive’s receipt of written notice of such material breach; or (vii) a determination by the Board that Executive has violated a written policy of the Company against unlawful discrimination or harassment. No act, or failure to act, on the Executive’s part shall be deemed “willful” unless committed or omitted by the Executive in bad faith and without reasonable belief that the Executive’s act or failure to act was in, or not opposed to, the best interest of the Company.

(d)       “Change in Control” as defined under the provisions of a separately executed Change in Control Agreement.

(e)       “Change in Control Period” as defined under the provisions of a separately executed Change in Control Agreement.

(f)       “CIC Good Reason” as defined under the provisions of a separately executed Change in Control Agreement.

(g)       “Disability” means Executive’s mental or physical incapacity that entitles Executive to long- term disability benefits under the Company’s long-term disability plan applicable to Executive after reasonable accommodation.

(h) “Good Reason” as defined under the provisions of a separately-executed Change in Control Agreement.

(i)       “Person” means any individual, firm, corporation, partnership or other entity except the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan.

11.        Restrictive Covenants.

(a)       Executive agrees that on and after the effective date of this Agreement, and for a period of twelve (12) months after termination of employment under this Agreement, Executive will not, directly or indirectly, individually, or in association or in combination with any other person or entity, whether as a shareholder of a corporation, or a manager or member of a limited liability company, or as an employee, agent, independent contractor, consultant, advisor, joint venture partner or otherwise:

(i)       employ, engage or solicit for employment any person who is, or was, at any time during the twelve (12) months after termination of Executive’s employment under this Agreement and the immediately preceding twelve (12) month period, an employee of the Company or otherwise seek to adversely influence or alter such person’s relationship with the Company (without written consent of the Board of Directors); or

(ii)       solicit, entice, broker or encourage any person or entity that is, or was, at any time during the twelve (12) months after termination of Executive’s employment under this Agreement and the immediately preceding twelve (12) month period, a prospective Affiliate of the Company or a customer, client or vendor or prospective customer, client or vendor of the Company, to terminate or otherwise alter his, her or its relationship with Company.

(b)       Executive agrees that on and the after effective date of this Agreement, and for a period of twelve (12) months after termination of employment under this Agreement, Executive agrees not to, unless acting pursuant with the prior written consent of the Board of Directors, which consent will not be unreasonably withheld, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit Executive’s name to be used in connection with, any Competing Business located in the Geographic Area. For purposes of this Agreement, a “Competing Business” is any business or enterprise actively engaged (i) in a business from which the consolidated Company (the Company and its subsidiaries), taken as a whole, derived at least ten percent of its annual gross revenues for the twelve (12) months immediately preceding the date of termination, or (ii) in any strategic initiative of the Company commenced in the twelve (12) months immediately preceding the date of termination, or actively being considered by the Company on the date of termination. “Geographic Area” means the states in which the Company and its subsidiaries are operating as of the date of termination. It is recognized by Executive that the business of the Company and its subsidiaries and Executive’s connection therewith is, or will be, involved in activity throughout the Geographic Area, and that more limited geographical limitations on this non-competition covenant are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by Executive of less than one percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

(c)       Executive acknowledges that the restrictions contained in paragraph (a) and (b) are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and Affiliates, and that any violation of those provisions will result in irreparable injury to the Company. Executive represents that Executive’s experience and capabilities are such that the restrictions contained in paragraphs (a) and (b) will not prevent Executive from obtaining employment or otherwise earning a living at the same general level of economic benefit as is the case as of the date hereof. Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, which right shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event any of the provisions of paragraph (a) or (b) should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable law. Executive further agrees to reimburse Company for its expenses incurred in enforcing this Agreement, if Company prevails in any suit under this Agreement or if Executive is found to have breached or threatened to breach any term of this Agreement, including without limitation, Company’s attorneys’ fees and costs. Executive agrees that in the event the Company finds it necessary to enforce this Agreement in a court of law or equity, the twelve (12) month restriction referred to in clauses (a) and (b)above shall begin from the date of entry of the final order of the court.

12.        Other Agreements. Executive represents and warrants to Company that:

(a)       Executive has informed the Company in writing of any restrictions, agreements or understandings whatsoever to which Executive is a party or by which Executive is bound that could prevent or make unlawful Executive’s execution of this Agreement or Executive’s employment hereunder, or which could be inconsistent or in conflict with this Agreement or Executive’s employment hereunder, or could prevent, limit or impair in any way the performance by Executive of the obligations hereunder.

(b)       Executive shall disclose the existence and terms of the restrictive covenants set forth in Section 11 to any employer by whom Executive may be employed during the Term (which employment is not hereby authorized) or any period during which Executive’s activities are restricted by virtue of the covenants described in Section 11 hereof.

13.       Survival of Provisions. The provisions of this Agreement shall survive the termination of Executive’s employment hereunder and the payment of all amounts payable and delivery of all post-termination compensation and benefits pursuant to this Agreement incident to any such termination of employment.

14.       Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors or permitted assigns and Executive and Executive’s executors, administrators or heirs. The Company shall require any successor or successors expressly to assume the obligations of the Company under this Agreement. For purposes of this Agreement, the term “successor” shall include the ultimate parent corporation of any corporation involved in a merger, consolidation, or reorganization with or including the Company that results in the stockholders of Company immediately before such merger, consolidation or reorganization owning, directly or indirectly, immediately following such merger, consolidation or reorganization, securities of another corporation. Executive may not assign any obligations or responsibilities under this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the Company. If a successor or assign of the Company refused to accept this Agreement, Executive shall be entitled to receive CIC Severance Benefits from the Company.

15.       Notices. All notices required to be given to any of the parties of this Agreement shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Section 15, for all purposes when presented personally to such party, or sent by any national overnight delivery service, or certified or registered mail, to such party at its address set forth below:

(a)	If to Executive:

Nadine Duchemin-Leslie
XXXXXXXXXXXXXX
XXXXXXXXXXXXXX

(b)	If to the Company:

Middlesex Water Company
485C Route 1 South, Suite 400
Iselin, New Jersey 08830

Attn: Lead Independent Director c/o Corporate Secretary

Such notice shall be deemed to be received when delivered if delivered personally, upon electronic or other confirmation of receipt if delivered by electronic mail or facsimile transmission, the next business day after the date sent if sent by a national overnight delivery service, or three (3) business days after the date mailed if mailed by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

16.       Entire Agreement; Amendments. This Agreement and any other documents, instruments or other writings delivered or to be delivered in connection with this Agreement as specified herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, understandings, and negotiations, whether written or oral, with respect to the terms of Executive’s employment by the Company. This Agreement may be amended or modified only by a written instrument signed by all parties hereto.

17.       Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as, or be construed to be, a waiver of any other or subsequent breach of this Agreement.

18.       Governing Law. This Agreement shall be governed and construed as to its validity, interpretation and effect by the laws of the State of New Jersey.

19.       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.       Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

21.       Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart, including in .pdf format, shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

22.       Indemnification. During the Term and thereafter, the Company agrees to indemnify and hold Executive harmless in connection with actual, potential or threatened actions or investigations related to Executive’s services for, or employment by, the Company and/or its subsidiaries in the same manner as other officers and directors to the extent provided in the Company’s Bylaws.

23.       Taxes. Any payment required under this Agreement shall be subject to all requirements of federal and state law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

24.         Coordination with Release and Delay Required by the Internal Revenue Code.

(a)       Notwithstanding anything to the contrary in this Agreement, if the Executive is a “disqualified individual” (as defined in Internal Revenue Code Section 280G(c)), and the payments and benefits provided for in this Agreement or any other payments and benefits which the Executive has the right to receive from the Company (collectively, the “Payments”), would constitute a “parachute payment” (as defined in Internal Revenue Code Section 280G(b)(2)), then the Payments shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by the Executive from the Company will be one dollar ($1.00) less than three (3) times Executive’s “base amount” (as defined in Internal Revenue Code Section 280G(b)(3)) and so that no portion of such amounts and benefits received by the Executive shall be subject to the excise tax imposed by Internal Revenue Code Section 4999 or (b) paid in full, after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Internal Revenue Code Section 4999, whichever produces the better net-after-tax position to the Executive. The reduction of Payments, as applicable, shall be made by (a) first, reducing any severance payments due pursuant to Section 4 paid in cash, with later payments being reduced first; (b) next, the waiver of accelerated vesting of equity awards, with awards having a later vesting date being reduced first; and (d) lastly, reducing all other Payments, with later payments being reduced first, in each case, in accordance with Internal Revenue Code Section 409A. The determination as to whether any such reduction in the amount of the payments and benefits provided hereunder is necessary shall be made by the Board of Directors in good faith. If a reduced Payment is made or provided and through error or otherwise that Payment, when aggregated with other Payments from the Company used in determining if a parachute payment exists, exceeds one dollar ($1.00) less than three (3) times the Executive’s base amount, then the Executive shall immediately repay such excess to the Company upon notification that an overpayment has been made. In the event any reduction under this Agreement is disputed by the Executive, then determinations required to be made under this Section 19, including the assumptions to be utilized in arriving at such determination, shall be made by an outside accounting or consulting firm mutually selected by the Executive and the Company or the Board of Directors, in their reasonable discretion (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a payment hereunder, or such earlier time as is requested by the Company or the Board of Directors, as applicable. In no event shall the Accounting Firm be an accounting firm that was, or is, serving as accountant or auditor for the individual, entity or group affecting the change of ownership or effective control of the Company. Nothing in this Section 19 shall require the Company to be responsible for, or have any liability or obligation with respect to, the Executive’s excise tax liabilities under Internal Revenue Code Section 4999.

(b)       To the maximum extent possible, all amounts payable hereunder are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code (“Code Section 409A”) and this Agreement shall be construed and administered in accordance with such intention. To the extent any continuing benefit (or reimbursement thereof) to be provided is not “deferred compensation” for purposes of Code Section 409A, then such benefit shall commence or be made immediately after the date the release of claims required under Section 8(e) of this Agreement becomes effective. To the extent any continuing benefit (or reimbursement thereof) to be provided is “deferred compensation” for purposes of Code Section 409A, then such benefits shall be reimbursed or commence upon the earliest later date as may be required in order to comply with the requirements of Code Section 409A. The delayed benefits shall in any event expire at the time such benefits would have expired had the benefits commenced immediately upon Executive’s termination of employment.

(c)       Notwithstanding any other payment schedule provided herein to the contrary, if the Executive is deemed on the date of termination to be a Specified Employee, then, once the release required by Section 9(f) is executed and delivered and no longer subject to revocation, any payment that is considered deferred compensation under Code Section 409A payable on account of a “separation from service” shall be made on the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 23 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to Executive in a lump sum, and any remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

	By:	/s/ Dennis W. Doll
Dennis W. Doll
President & CEO

ATTEST:

/s/ Jay L. Kooper
Jay L. Kooper, Vice President,
General Counsel & Secretary
/s/ Nadine Duchemin Leslie
Nadine Duchemin-Leslie

Appendix A

Business and Charitable Activities

Board of Trustees – Hackensack Meridian Health

Board of Directors – Provident Bank and Provident Financial Services